Exhibit 3.12(ii)

Amended and Restated

Bylaws

of

CUI Global, Inc.

CONTENTS

ARTICLE I	7
OFFICES	7
Section 1.1 Registered Office	7
Section 1.2 Other Offices.	7
ARTICLE II	7
STOCKHOLDERS	7
Section 2.1 Annual Meeting.	7
Section 2.2 Special Meetings.	7
Section 2.3 Place of Meetings.	9
Section 2.4 Notice	9
Section 2.5 Setting a Record Date for Stockholder Meetings	9
Section 2.6 Quorum	9
Section 2.7 Adjourned Meetings	10
Section 2.8 Voting by Stockholders on Matters Other Than the Election of Directors	10
Section 2.9 Voting by Stockholders in the Election of Directors	10
(a) Resignation of Incumbent Director Who Fails to Receive a Majority Vote.	10
(b) Definition of “Compelling Reason”	11
(c) Acceptance or Non-Acceptance of a Director’s Resignation.	11
(d) Failure of a Non-Incumbent Director to Win Election.	11
(e) Filling Vacancies.	11
(f) Nominees to Agree in Writing to Abide by this Bylaw.	11
(g) Majority Vote Defined.	11
(h) Vote Standard in Contested Elections.	11
Section 2.10 Voting Rights	12
(a)One Vote per Share	12
(b)No Cumulative Voting.	12
(c)Voting by Ballot.	12
Section 2.11 Proxies	12
Section 2.12 Action by Written Consent	13
(a) General	13
(b) Inspectors of Written Consent	13
(c) Effectiveness of Action by Written Consent	13
(d) Notice of Action by Written Consent.	13
(e) Setting a Record Date for Action by Written Consent.	14

Section 2.13 Stock Records	14
Section 2.14 Notice of Stockholder Nominations and Other Business	15
(a) Annual Meetings of Stockholders.	15
(1) Nominations and Other Business.	15
(2) Timely Advance Notice in Writing.	15
(3) Increased Number of Directors.	17
(b) Special Meetings of Stockholders	17
(c) General.	18
(1) Procedure to be Followed.	18
(2) Public Announcement.	18
(3) Comply with the Exchange Act	18
(d) Stockholder Access to the Corporation’s Proxy Materials.	18
(1) Right of Access	18
(2) Eligibility.	19
(3) Process.	20
(4) Other Requirements	21
(5) Definitions.	22
Section 2.15 Submission of Questionnaire, Representation and Agreement.	24
Section 2.16 Court Ordered Meetings.	24
Section 2.17 Voting of Shares by Certain Stockholders	25
Section 2.18 Waiver of Notice.	26
ARTICLE III	26
BOARD OF DIRECTORS	26
Section 3.1 General Powers	26
Section 3.2 Performance of Duties	26
Section 3.3 Number, Tenure and Qualifications.	26
Section 3.4 Chairman of the Board	26
Section 3.5 Quorum, Required Vote and Adjournment.	27
Section 3.6 Regular Meetings.	27
Section 3.7 Special Meetings.	27
Section 3.8 Notice	27
Section 3.9 Manner of Acting	27
Section 3.10 Informal Action by Directors or Committee Members	28
Section 3.11 Participation by Electronic Means	28
Section 3.12 Vacancies	28

Section 3.13 Resignation	28
Section 3.14 Removal.	29
Section 3.15 Committees.	28
Section 3.16 Limitations on Committee Powers	29
Section 3.17 Committee Rules	29
Section 3.18 Use of Communications Equipment in Conducting Meetings	29
Section 3.19 Compensation.	29
Section 3.20 Presumption of Assent.	30
Section 3.21 Books and Records	30
ARTICLE IV	30
OFFICERS	30
Section 4.1 Officers Delineated	30
Section 4.2 Election and Term of Office	30
Section 4.3 Removal.	30
Section 4.4 Vacancies	31
Section 4.5 Chairman of the Board.	31
Section 4.6 Chief Executive Officer.	31
Section 4.7 Chief Financial Officer.	31
Section 4.8 President.	31
Section 4.9 Vice President.	32
Section 4.10 Secretary.	32
Section 4.11 Treasurer.	32
Section 4.12 Assistant Secretaries and Assistant Treasurers.	33
Section 4.13 Other Officers, Assistant Officers and Agents	33
Section 4.14 Reservation of Authority.	33
Section 4.15 Bonds.	33
Section 4.16 Salaries.	33
ARTICLE V	33
WAIVER OF NOTICE	33
ARTICLE VI	34
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS	34
Section 6.1 Coverage.	34
Section 6.2 Claims.	34
Section 6.3 Enforcement of Claims.	35
Section 6.4 Enforceability.	35
Section 6.5 Rights Not Exclusive.	35

BYLAWS

of

CUI GLOBAL, INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the corporation shall be located at the corporation’s principal place of business or at the office of the person or entity then acting as the corporation’s registered agent in Colorado. The registered office and/or registered agent of the corporation may be changed from time to time by resolution of the Board of Directors.

Section 1.2 Other Offices. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the stockholders shall be held at such time on such day as shall be set by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day set for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

Section 2.2 Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

(a) A special meeting of stockholders may be called at any time by the Chief Executive Officer, President or, if directed by resolution of the Board of Directors, the Secretary.

(b) A special meeting of stockholders shall be called by the Secretary at the written request (a “Special Meeting Request”) of holders of record of at least 25% of the outstanding common stock of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percentage”). A Special Meeting Request to the Secretary shall be signed by each stockholder requesting the special meeting (each, a “Requesting Stockholder”) and shall be accompanied by a notice setting forth the information required by Section 2.14(a)(2)(A)-(D) of this Bylaw, as if such Section were applicable to Special Meeting Requests. Requesting Stockholders who collectively hold at least the Requisite Percentage on the date the Special Meeting Request is submitted to the Secretary must (i) continue to hold at least the number of shares of common stock set forth in the Special Meeting Request with respect to each such Requesting Stockholder through the date of the special meeting and (ii) submit a written certification (an “Ownership Certification”) confirming the continuation of such holdings on the business day immediately preceding the special meeting, which Ownership Certification shall include the information required by Section 2.14(a)(2)(A) of this Bylaw as of the date of such special meeting with respect to each such Requesting Stockholder.

(c) A special meeting called pursuant to Section 2.2 of this Bylaw shall be held at such date, time and place as may be set by the Board of Directors in accordance with these Bylaws; provided, however, that the date of any special meeting called pursuant to Section 2.2(b) of this Bylaw shall not be more than 90 days after a Special Meeting Request that satisfies the requirements of this Section 2.2 is received by the Secretary. The day, place and hour of such special meeting shall be set forth in the notice of special meeting. If a valid Special Meeting Request is received by the Secretary subsequent to a valid Special Meeting Request and before the date of the corresponding special meeting of stockholders, all items of business contained in such Special Meeting Requests may be presented at one special meeting.

(d) Notwithstanding the foregoing provisions of this Section 2.2, a special meeting requested by stockholders pursuant to Section 2.2(b) of this Bylaw shall not be held if (i) the Special Meeting Request does not comply with this Section 2.2; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is received by the corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iv) an annual or special meeting of stockholders that included a substantially similar item of business (“Similar Business”) (as determined in good faith by the Board of Directors) was held not more than 120 days before the Special Meeting Request was received by the Secretary; (v) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Special Meeting Request is received by the Secretary and the Board of Directors determines in good faith that the business to be conducted at such meeting includes the Similar Business; (vi) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law; or (vii) two or more special meetings of stockholders called pursuant to the request of stockholders have been held within the 12-month period before the Special Meeting Request was received by the Secretary. For purposes of this Section 2.2(d), the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(e) Any Requesting Stockholder may revoke such stockholder’s participation in a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following any such revocation, there are outstanding un-revoked requests from stockholders holding less than the Requisite Percentage in accordance with this Section 2.2, the Board of Directors may, in its discretion, cancel the special meeting. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, or if the Ownership Certification does not satisfy the requirements set forth in Section 2.2(b) of this Bylaw, the corporation need not present such business for a vote at such special meeting.

(f) Business conducted at a special meeting requested by stockholders pursuant to Section 2.2(b) of this Bylaw shall be limited to the matters described in the applicable Special Meeting Request; provided that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any such special meeting requested by stockholders.

Section 2.3 Place of Meetings. Annual and special meetings may be held at such place as the Board of Directors may determine.

Section 2.4 Notice. Written notice stating the place, day and hour of the meeting of stockholders shall be delivered not less than ten nor more than sixty days before the date of the meeting, except that (i) if the number of authorized shares is to be increased, at least thirty days’ notice shall be given, or (ii) any other longer notice period is required by the Colorado Business Corporation Act. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (i) an amendment to the Articles of Incorporation of the corporation, (ii) a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation's shares will be acquired, (iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill, (iv) a dissolution of the corporation, or (v) any other purpose for which a statement of purpose is required by the Colorado Business Corporation Act. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication, by or at the direction of the Chief Executive Officer, President, or the Secretary, or the officer or other persons calling the meeting, to each stockholder entitled to vote at such meeting. If mailed and in a comprehensible form, such notice shall be deemed to be delivered when deposited in the United States mail. If notice is given other than by mail, and provided such notice is in a comprehensible form, the notice is given and effective on the date received by the stockholder.

If three successive letters mailed to the last-known address of any stockholder of record are returned as undeliverable, no further notices to such stockholder shall be necessary until another address for such stockholder is made known to the corporation.

Section 2.5 Setting a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may set a record date, which record date shall not precede the date upon which the resolution setting the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of any such meeting. Only stockholders as of the record date are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof. If no record date is set by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may set a new record date for the adjourned or postponement meeting.

Section 2.6 Quorum. One-third of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, constitutes a quorum of that voting group for the action on the matter. If no specific voting group is designated in the Articles of Incorporation or under the Colorado Business Corporation Act for a particular matter, all outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a voting group. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed one hundred twenty days without further notice. However, if the adjournment is for more than one hundred twenty days, or if after the adjournment a new record date is set for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7 Adjourned Meetings. When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is set for the adjourned meeting, a new notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as of the new record date.

Section 2.8 Voting by Stockholders on Matters Other Than the Election of Directors. With respect to any matters as to which no other voting requirement is specified by the Colorado General Corporation Law, the Certificate of Incorporation of the corporation (the “Certificate of Incorporation”) or these Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at a meeting of stockholders at which a quorum is present. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of the NASDAQ Stock Market (or any other exchange on which the corporation’s securities are listed), the requirements of Rule 16b-3 under the Exchange Act, or any provision of the Internal Revenue Code of 1986, as amended (the “Code”), including Code Section 162(m), in each case for which no higher voting requirement is specified by the Colorado General Corporation Law, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or such Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders), the vote required for approval shall be a majority of the votes cast on the matter.

Section 2.9 Voting by Stockholders in the Election of Directors. Each director to be elected by the stockholders shall be elected by a plurality of the votes cast at any meeting held for the purpose of the election of directors at which a quorum is present, subject to the following provisions:

(a) Resignation of Incumbent Director Who Fails to Receive a Majority Vote. In any non-contested election of directors, any director nominee who is an incumbent director who receives a greater number of votes “withheld” from his or her election (or “against” or “no” votes) than votes “for” such election shall immediately tender his or her resignation to the Board of Directors, which resignation shall be irrevocable. Thereafter, the Board of Directors shall decide, through a process managed by the Corporate Nominating Committee (and excluding the nominee in question from all Board of Directors and Committee deliberations), whether to accept such resignation within 90 days of the date of such resignation. Absent a compelling reason for the director to remain on the Board of Directors (as determined by the Board of Directors), the Board of Directors shall accept the resignation from the director. To the extent that the Board of Directors determines that there is a compelling reason for the director to remain on the Board of Directors and does not accept the resignation, the Board of Directors’ explanation of its decision shall be disclosed promptly in a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) or in a press release that is widely disseminated.

(b) Definition of “Compelling Reason”. For purposes of this policy, a “compelling reason” shall be determined by the Board of Directors (excluding the nominee in question from all Board of Directors and Committee deliberations) and could include, by way of example and without limitation, situations in which a director nominee was the target of a “vote no” or “withhold” campaign on what the Board of Directors believes to be an illegitimate or inappropriate basis or if the resignation would cause the corporation to be in violation of its constituent documents or regulatory requirements.

(c) Acceptance or Non-Acceptance of a Director’s Resignation. If such incumbent director’s resignation is accepted by the Board of Directors, then such director shall immediately cease to be a member of the Board of Directors upon the date of action taken by the Board of Directors to accept such resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting, or until his or her subsequent resignation or removal.

(d) Failure of a Non-Incumbent Director to Win Election. If any nominee for director who is not an incumbent fails in a non-contested election to receive a majority vote for his or her election at any meeting for the purpose of the election of directors at which a quorum is present, such candidate shall not be elected and shall not take office.

(e) Filling Vacancies. If an incumbent director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a non-incumbent nominee for director is not elected, the Board of Directors, may, subject to the provisions of Article III of these Bylaws, fill any resulting vacancy pursuant to the provisions of Article III, Section 3.12 of these Bylaws, or may set the size of the Board of Directors pursuant to the provisions of Article III, Section 3.3 of these Bylaws.

(f) Nominees to Agree in Writing to Abide by this Bylaw. To be eligible for election as a director of the corporation, each nominee (including incumbent directors and nominees proposed by stockholders in accordance with Article II of these Bylaws) must agree in writing in advance to comply with the requirements of this Article II of these Bylaws.

(g) Majority Vote Defined. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the total number of votes cast with respect to that director’s election. Votes “cast” shall include votes “against” and “no” votes, but shall exclude withhold and abstentions with respect to a director’s election or with respect to the election of directors in general.

(h) Vote Standard in Contested Elections. Notwithstanding anything to the contrary contained in this Article II, Section 9 of these Bylaws, in the event of a contested election, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary (i) as of the close of the applicable notice of nomination period set forth in Article II, Section 2.14 of these Bylaws based on whether one or more notice(s) of nomination were timely filed in accordance with said Bylaws or (ii) if later, reasonably promptly following the determination by any court or other tribunal of competent jurisdiction that one or more notice(s) of nomination were timely filed in accordance with said Bylaws; provided, that the determination that an election is a contested election by the Secretary pursuant to clause (i) or (ii) shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity.

Section 2.10 Voting Rights.

(a)     One Vote per Share. Unless otherwise provided by these Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders. The corporation is not obligated to issue fractional shares. Only whole shares are entitled to vote.

(b)     No Cumulative Voting. No stockholder shall be permitted to cumulate his or her votes in the election for directors or otherwise.

(c)     Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

Section 2.11 Proxies. At all meetings of stockholders, a stockholder may vote by proxy by signing an appointment form or similar writing, either personally or by his or her duly authorized attorney-in-fact. A stockholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the stockholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the Secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

Revocation of a proxy does not affect the right of the corporation to accept the proxy's authority unless (I) the corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a stockholders' meeting of the stockholder who granted the proxy and his or her voting in person on any matter subject to a vote at such meeting.

The death or incapacity of the stockholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

The corporation shall not be required to recognize an appointment made irrevocably if it has received a writing revoking the appointment signed by the stockholder (including a stockholder who is a successor to the stockholder who granted the proxy) either personally or by his or her attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the stockholder to another person not to revoke the appointment.

Section 2.12 Action by Written Consent.

(a) General. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to the corporation’s principal place(s) of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s principal place(s) of business office shall be by hand, by certified or registered mail, return receipt requested, or other receipted delivery, provided, however, that no consent or consents delivered by certified or registered mail or other receipted delivery shall be deemed delivered until received at the registered office. All consents properly delivered in accordance with this Section shall be deemed to be recorded when so delivered. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting of stockholders.

(b) Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 2.12(a) of this Bylaw, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage an inspector(s) of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspector(s) to perform such review, no action by written consent without a meeting shall be effective until such date as the inspector(s) certify to the corporation that the consents delivered to the corporation in accordance with Section 2.12(a) of this Bylaw represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the inspector(s), or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c) Effectiveness of Action by Written Consent. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation as required by this Section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.

(d) Notice of Action by Written Consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were recorded.

(e) Setting a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may set a record date, which record date shall not precede the date upon which the resolution setting the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution setting the record date is adopted by the Board of Directors. Only stockholders as of the record date are entitled to consent to corporate action in writing without a meeting. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to set a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution setting the record date (unless a record date has previously been set by the Board of Directors pursuant to the first sentence of this Bylaw). If no record date has been set by the Board of Directors, pursuant to this Bylaw or otherwise within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Colorado, its principal place(s) of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been set by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.13 Stock Records. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at the earlier of ten days before such meeting of stockholders or two business days after notice of the meeting, a complete list of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be arranged in alphabetical order, within each class or series, and shall show the address of and the number of shares of each class or series held by each stockholder. For the period beginning the earlier of ten days prior to such meeting or two business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of the corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held. Such list shall be available for inspection on written demand by any stockholder (including for the purpose of this Section any holder of voting trust certificates) or his or her agent or attorney during regular business hours and during the period available for inspection. The original stock transfer books shall be prima facie evidence as to the stockholders entitled to examine such list or to vote at any meeting of stockholders.

Any stockholder, his or her agent or attorney, may copy the list during regular business hours and during the period it is available for inspection, provided (i) the stockholder has been a stockholder for at least three months immediately preceding the demand or is a stockholder of at least five percent of all of the outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding stockholder's interest as a stockholder, (iii) the stockholder describes with reasonable particularity the purpose and the list the stockholder desires to inspect, (iv) the list is directly connected with the described purpose; and (v) the stockholder pays a reasonable charge covering the cost of labor and material for such copies.

Section 2.14 Notice of Stockholder Nominations and Other Business.

(a) Annual Meetings of Stockholders.

(1) Nominations and Other Business. Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the corporation’s stockholders may be made at an annual meeting of stockholders (A) by or at the direction of the Board of Directors, including pursuant to the corporation’s notice of meeting, or (B) by any stockholder of the corporation who (i) at the time of giving of notice provided for in this Bylaw and at the time of the stockholder meeting (including any adjournment or postponement thereof) is a stockholder of the corporation who has continuously held at least $2,000 in market value, or 1%, of the corporation's securities entitled to be voted at a stockholder meeting for at least one year by the date the proposal is submitted and continue to hold those securities through the date of the stockholder meeting and shall be in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Bylaw as to such business or nomination; this clause (B) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting) before an annual meeting of stockholders.

(2) Timely Advance Notice in Writing. Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.14(a)(1)(B) of this Bylaw, the stockholder must have given timely advance notice (“notice”) in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.14(a)(2) or Section 2.14(b) of this Bylaw) to the Secretary must:

(A) Set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii) (1) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (4) any short interest in any security of the corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to, based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(B) If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the annual meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(C) Set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Securities Act of 1933 as amended if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(D) With respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Article II, Section 2.15 of these Bylaws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Increased Number of Directors. Notwithstanding anything in the second sentence of Section 2.14(a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (1) by or at the direction of the Board of Directors, including pursuant to the corporation’s notice of meeting, (2) pursuant to Section 2.2 of this Bylaw, or (3) by any stockholder of the corporation who (i) is a stockholder of the corporation who has continuously held at least $2,000 in market value, or 1%, of the corporation's securities entitled to be voted at a stockholder meeting for at least one year by the date the proposal is submitted and continue to hold those securities through the date of the stockholder meeting and shall be in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, (ii) is entitled to vote at the meeting (including any adjournment or postponement thereof), and (iii) complies with the notice procedures set forth in this Bylaw as to such nomination. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 2.14(a)(2) of this Bylaw with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.15 of this Bylaw) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) Procedure to be Followed. Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or this Bylaw, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2) Public Announcement. For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Comply with the Exchange Act. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in this Bylaw to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.14(a)(1)(B) or Section 2.14(b) of this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or this Bylaw.

(d) Stockholder Access to the Corporation’s Proxy Materials.

(1) Right of Access. The Corporation shall include in the proxy statement (such right of inclusion being sometimes referred to as “Access”) distributed on behalf of the Board of Directors for the meeting of stockholders the information specified below (the “Required Information”) with respect to the Eligible Stockholder (as defined below) proposing to nominate a candidate to be elected as a director of the corporation and the candidate to be nominated (an “Access Candidate”); provided that the nomination complies with the requirements of this Section, all other applicable provisions of these Bylaws and the corporation’s Articles of Incorporation and all applicable state and federal laws or regulations. The Required Information shall be (i) all information concerning the Access Candidate and the Eligible Stockholder required to be provided by a stockholder in connection with a solicitation of proxies for the election as a director of the Access Candidate under the rules of the Securities and Exchange Commission, these bylaws, the Corporation’s Articles of Incorporation, the rules and listing guidelines of the NASDAQ Stock Market or such other principal U.S. securities market in which the common stock of the Corporation trades and all other applicable state and federal laws and regulations and (ii) if the Eligible Stockholder so elects, a statement (the “Statement”), of not more than 500 words in support of the nomination. The Required Information shall be furnished to the Corporation by the Eligible Stockholder in accordance with this Section 2.14(d).

The form of proxy that the Corporation distributes for the meeting of stockholders shall permit stockholders to give instructions for the voting of their shares with respect to the election of the Access Candidate in substantially the same manner as provided with respect to the nominees of the Board of Directors, but shall clearly distinguish between an Access Candidate and a nominee of the Board of Directors. Nominees need not be listed in alphabetical order either in the proxy statement or the form of proxy. Moreover, the form of proxy may permit stockholders to vote for all of the Board of Directors’ nominees without specifying each such nominee, as well as to give discretion to the named proxies to vote for (or withhold votes from) nominees of their choice.

The Corporation shall not be required to provide Access with respect to any meeting of stockholders (a) for more than the Maximum Number of Access Candidates or (b) if it receives timely notice pursuant to the Corporation’s advance notice bylaw that any stockholder proposes to nominate a candidate for election with respect to which Access is not being requested.

(2) Eligibility. In order for information about an Access Candidate of an Eligible Stockholder to be included in the Corporation’s proxy materials, the following requirements must be satisfied:

A.     The Eligible Stockholder shall have provided to the Corporation notice of the candidate for whom it seeks Access pursuant to this Section (“Notice of Access”) not later than the last date by which notice of a proposed nomination is required to be provided to the Corporation in accordance with the Corporation’s advance notice bylaw, Section 2.14(a)(2).

B.     The Eligible Stockholder’s Notice of Access shall identify only one Access Candidate for election as a director at the meeting of stockholders.

C.     The Access Candidate shall be Independent and shall not be a Disqualified Repeat Nominee.

D.     The Eligible Stockholder shall represent and undertake in its Notice of Access that it, its Access Candidate and each of its and its Access Candidate’s Affiliates and Associates (a) has not nominated and will not nominate for election to the Board of Directors at the meeting of stockholders any individual other than the individual named in its Notice of Access, (b) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of SEC Rule 14a-1(l) in support of the election of any individual as a director at the meeting of stockholders other than its named Access Candidate or a nominee of the Board of Directors and (c) will not distribute to any stockholder any form of proxy for the meeting of stockholders other than the form distributed by the Corporation.

E.     The Eligible Stockholder shall represent and undertake in its Notice of Access that at the time of giving its Notice of Access and at all times until the election of directors at the meeting of stockholders neither it nor the Access Candidate nor the Affiliates and Associates of it and its Access Candidate shall own any securities of the Corporation for the purpose, or with the effect, of changing or influencing the control of the Corporation, or in connection with or as a participant in any transaction having that purpose or effect, including any transaction referred to in SEC Rule 13d–3(b), other than solely by reason of seeking the election as a director of its named Access Candidate.

F.     The Eligible Stockholder shall not have submitted a Notice of Access with respect to the immediately preceding meeting of stockholders, except where the individual named in such Notice of Access received at such meeting votes in favor of his or her election representing at least 25% of the total votes cast with respect to the election.

(3) Process.

A.     The Nominating Committee shall consider a Notice of Access and shall determine if the Access Candidate is Independent based on the information regarding the Independence of such Access Candidate that is received by the Board of Directors pursuant to the Corporation’s advance notice bylaw. If the Committee believes it needs additional information to make the Independence determination, it shall notify the Eligible Stockholder of the nature and type of information required and afford the Eligible Stockholder and the Access Candidate a reasonable period of time to submit such additional information. The Committee may, in its sole discretion, permit the Eligible Stockholder and/or the Access Candidate and its or their representatives an opportunity to appear before the Committee in connection with its consideration of the Independence of the Access Candidate. The Committee may, in its sole discretion, make a recommendation to the Board of Directors as to whether the Access Candidate should be nominated by the Board of Directors for election at the meeting of stockholders.

B.     If the Board of Directors nominates an Access Candidate as part of the Board of Directors’ slate of nominees, the Notice of Access will be deemed withdrawn and the former Access Candidate shall be presented to the stockholders in the same manner as every other nominee of the Board of Directors. However, if elected, the Access Candidate shall be considered a director for whom Access was provided for all purposes of this Section, including the determination of the Maximum Number of nominees. If the Board of Directors does not so nominate the Access Candidate, Access shall be provided in accordance with the terms and subject to the conditions of this Section 2.14(d).

C.     If an Access Candidate or an Eligible Stockholder fails to continue to meet the requirements of this Section for Access or if an Access Candidate fails to meet all of the requirements of the Corporation’s advance notice bylaw to be properly nominated as a candidate for election as a director at the meeting of stockholders or if an Access Candidate dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director prior to the meeting of stockholders:

(i)     The Corporation may, to the extent feasible, remove the name of the Access Candidate and the Statement from its proxy statement, remove the name of the Access Candidate from its form of proxy and/or otherwise communicate to its stockholders that the Access Candidate will not be eligible for nomination at the meeting of stockholders.

(ii)     The Eligible Stockholder may not name another Access Candidate or, subsequent to the last day on which a stockholder’s notice of an intent to make a nomination would be timely, otherwise cure in any way any defect preventing the nomination of the Access Candidate at the meeting of stockholders.

D.     The Board of Directors or a committee thereof may adopt such rules or guidelines for applying the provisions of this Section as it determines are appropriate.

E.     If there are more than the Maximum Number of candidates for which Access has been sought in compliance with this Section, Access hereunder shall be provided for the Maximum Number of Access Candidates made by those Eligible Stockholders who Net Long Beneficially Own the highest number of shares of common stock of the Corporation, based on the Net Long Beneficial Ownership of each Eligible Stockholder on the date as of which it reported its Net Long Beneficial Ownership in its Notice of Access.

(4) Other Requirements

A.     The Eligible Stockholder shall have executed and delivered to the Corporation simultaneously with its delivery of its Notice of Access an undertaking acknowledging its responsibility for the Required Information, all other information submitted to the Corporation pursuant to this Section and all of its and its Access Candidate’s communications to stockholders in connection with the election of directors at the meeting of stockholders. In such undertaking, the Eligible Stockholder shall expressly assume all liability to which the Corporation or any of its Affiliates, or any director, officer, employee or representative thereof, may be subject as a result of any legal or regulatory violation arising out of any such information or communication made available by or on behalf of the Eligible Stockholder or any of its Affiliates or its Access Candidate to the Corporation or to any stockholder of the Corporation in connection with the election of directors at the meeting of stockholders.

B.     The Eligible Stockholder and its Access Candidate shall each provide to the Corporation prompt written notice of (a) any material change in its Net Long Beneficial Ownership of common stock of the Corporation occurring since the date as of which the Eligible Stockholder reported its Net Long Beneficial Ownership in its Notice of Access and before the election of directors at the meeting and (b) any material error recognized by the Eligible Stockholder or its Access Candidate in, or any change in circumstances that makes incorrect or misleading in any material respect, the information previously provided by the Eligible Stockholder or its nominee in the Notice of Access or otherwise provided in accordance with this Section. The Eligible Stockholder, in addition, shall certify as to the accuracy in all material respects of its Notice of Access as of the record date for notice of the meeting of stockholders and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, or, if there are fewer than ten (10) business days between the date of the meeting of stockholders and such adjourned or postponed meeting, then as of the date of the meeting so adjourned or postponed. Such certification shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of a certification required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of a certification required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(5) Definitions. For the purposes of this Section, the following definitions shall apply:

A.     An “Affiliate” of a person shall mean another person that, directly or indirectly through one of more intermediaries, controls, is controlled by or is under common control with such person.

B.     An “Associate” of a person shall mean any:

(i)     Corporation or organization (other than a majority-owned subsidiary of such person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten (10) percent or more of any class of equity securities;

(ii)     Trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

(iii)     Relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

C.     “Net Long Beneficial Ownership” (and its correlative terms), when used to describe the nature of a person’s ownership of common stock of the Corporation, shall mean those shares of common stock of the Corporation as to which the person in question possesses (a) the full unhedged power to vote or direct the voting of such shares, (b) the full unhedged economic incidents of ownership of such shares (including the full right to profits and the full risk of loss), and (c) the full unhedged power to dispose of or direct the disposition of such shares; provided that the number of shares calculated in accordance with clauses (a), (b) and (c) shall not include any shares (i) sold by such person or any of its Affiliates in any transaction that has not been settled or closed, (ii) borrowed by such person or any of its Affiliates for any purposes or purchased by such person or any of its Affiliates pursuant to an agreement to resell or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or other agreement or understanding sold or acquired by such person or any of its Affiliates, whether any such instrument is to be settled with shares or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or Affiliates’ full rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares, and/or (B) offsetting to any degree gain or loss arising from the full economic ownership of such shares by such person or Affiliate.

D.     A “Disqualified Repeat Nominee” in respect of a meeting of stockholders shall mean an individual as to whom Access to the Corporation’s proxy materials for the immediately preceding meeting of stockholders was provided and who withdrew from or became ineligible or unavailable for election at the meeting or received at such meeting votes in favor of his or her election representing less than 25% of the total votes cast for or withheld from his or her election.

E.     An “Eligible Stockholder” shall mean a person who, as of the date of submission of the Notice of Access:

(i)     Is a stockholder of the corporation who has continuously held at least $2,000 in market value, or 1%, of the corporation's securities entitled to be voted at a stockholder meeting for at least one year by the date the proposal is submitted and continue to hold those securities through the date of the stockholder meeting,

(ii)     Has or have had continuous Net Long Beneficial Ownership of at least the same amount of securities so owned by such person on the date as of which the Eligible Stockholder reported its Net Long Beneficial Ownership in its Notice of Access for a minimum of one year prior to the date of submission of the Notice of Access,

(iii)     Continue(s) to have Net Long Beneficial Ownership of at least the same amount of securities so owned by such person as of the date of which the Eligible Stockholder reported its Net Long Beneficial Ownership in its Notice of Access through the date of the election of directors at the meeting of stockholders to which the Notice of Access pertains and

(iv)     Complies with all other provisions of this Section and shall be in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Each Eligible Stockholder shall submit with the Notice of Access one or more written statements from the registered holder of the shares (and from each intermediary through which each such person derives, or during the minimum holding period has derived, Net Long Beneficial Ownership of such shares) verifying that, as of a date within seven (7) days preceding the date of submission of the Notice of Access, such person beneficially owns such shares and has beneficially owned at least that amount of shares continuously for at least the minimum holding period. For purposes of this Section, persons who jointly nominate an individual for election as a director shall be considered an Eligible Stockholder only if they have agreed in writing to so act, are so identified in the Notice of Access and the information and the undertakings required by this Section for an Eligible Stockholder are provided with respect to each such person. For the avoidance of doubt, for purposes of determining if persons who claim jointly to satisfy the minimum stock ownership and minimum holding period requirements for an Eligible Stockholder, only the common stock of the Corporation Net Long Beneficially Owned by any member of a group continuously for at least one full year shall be aggregated with the common stock Net Long Beneficially Owned continuously for one year by each other person acting jointly to constitute an Eligible Stockholder. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders.

F.     “Independent” with respect to an Access Candidate shall mean (a) that the nominee would be considered an independent director in accordance with applicable rules promulgated by the Securities and Exchange Commission and within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market or such other principal U.S. securities market in which the common stock of the Corporation trades and any additional standards used by the Board of Directors or a duly authorized committee thereof in determining and disclosing the independence of the Corporation’s directors and (b) the nominee is not an employee or officer of, or consultant to, the Eligible Stockholder or any of its Affiliates and has no other material association, by agreement, understanding or familial or other relationship, with the Eligible Stockholder or any of its Affiliates or Associates.

G.     The “Maximum Number” of candidates for which Access to the Corporation’s proxy materials must be provided in respect of a meeting of stockholders (“Maximum Number of Access Candidates”) shall be that number of directors representing 25% of the entire Board of Directors in office on the immediate preceding annual meeting, rounded down to the nearest whole number. This Maximum Number of Access Candidates shall be set as of the last date by which advance notice of the proposed nomination by a stockholder of an individual for election as a director at the meeting of stockholders may be timely given to the Corporation in accordance with the Corporation’s advance notice bylaw. The Maximum Number of Access Candidates shall in no event exceed the number of nominees of the Board of Directors.

H.     All references in this Section to rules of the Securities and Exchange Commission shall refer to the rules of the Securities and Exchange Commission as in effect on the date this Section becomes effective and as such rules may be amended from time to time thereafter or any successor provision of such rules.

I.     An “annual meeting of stockholders” shall include a special meeting of stockholders to elect directors held in lieu of an annual meeting of stockholders and any adjournment of an annual meeting of stockholders or any such special meeting.

Section 2.15 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Article II, Section 2.14 of these Bylaws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the corporation, and shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

Section 2.16 Court Ordered Meetings. A stockholder may apply to the district court in the county in Colorado where the corporation's principal office is located or, if the corporation has no principal office in Colorado, to the appropriate court of the county in which the corporation's corporate office is located to seek an order that a stockholder meeting be held (i) if an annual meeting was not held within fifteen months after its last annual meeting, or (ii) if a stockholder participated in a proper call of or demand for a special meeting and notice of the special meeting was not given within thirty days after the date of the call or the date of the last of the demands necessary to require the calling of the meeting was received by the corporation pursuant to the Colorado Business Corporation Act, or the special meeting was not held in accordance with the notice.

Section 2.17 Voting of Shares by Certain Stockholders. If the name on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a stockholder, the corporation is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the stockholder.

If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a stockholder, the corporation is, nevertheless, entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the stockholder if:

(a) The stockholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(b) The name signed purports to be that of an administrator, executor, guardian or conservator representing the stockholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(c) The name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(d) The name signed purports to be that of a pledge, beneficial owner or attorney-in-fact of the stockholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the stockholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(e) Two or more persons are the stockholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

(f) The acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with this Section 2.17.

The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the Secretary or other officer or agent authorized to tabulate votes has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the stockholder.

Neither the corporation nor any of its directors, officers, employees or agents who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.

Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders of the redemption price on surrender of the shares.

Section 2.18 Waiver of Notice. When any notice is required to be given to any stockholder, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. Such waiver shall be delivered to the corporation for filing with the corporate records.

The attendance of a stockholder at any meeting shall constitute a waiver of notice, waiver of objection to defective notice of such meeting, or a waiver of objection to the consideration of a particular matter at the stockholder meeting unless the stockholder, at the beginning of the meeting, objects to the holding of the meeting, the transaction of business at the meeting, or the consideration of a particular matter at the time it is presented at the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 3.2 Performance of Duties. A director of the corporation shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this Section 3.2; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her duties shall not have any liability by reason of being or having been a director of the corporation.

Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

(a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(b) Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons’ professional or expert competence; or

(c) A committee of the board upon which he or she does not serve, duly designated in accordance with the provision of the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

Section 3.3 Number, Tenure and Qualifications. The number of directors of the corporation shall be set from time to time by resolution of the Board of Directors, but in no instance shall there be less than one director. Each director shall hold office until the next annual meeting of stockholders or until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Colorado or stockholders of the corporation.

Section 3.4 Chairman of the Board. Subject to the provisions of Article III of these Bylaws, the Chairman of the Board shall be appointed by resolution of the Board of Directors and shall preside at all meetings of the Board of Directors and stockholders.

Section 3.5 Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation or these Bylaws. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by an applicable provision of law, by these Bylaws, by the Certificate of Incorporation or by a resolution of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.6 Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without notice other than such resolution.

Section 3.7 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chair of the Board, if any, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may set any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.8 Notice. Written notice of any special meeting of directors shall be given as follows:

(a)     By mail to each director at his or her business address at least four days prior to the meeting; or

(b)     By personal delivery, facsimile, email or other electronic means at least twenty-four hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director.

(c)     If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by facsimile, email or other electronic means, such notice shall be deemed to be delivered when a confirmation of the transmission has been received by the sender. Any director may waive notice of any meeting before or after the time and date of the meeting stated in the notice. The waiver shall be in writing and signed by the director entitled to the notice. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.9 Manner of Acting. Except as otherwise required by the Colorado Business Corporation Act or by the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present when a vote is taken shall be the act of the Board of Directors.

Section 3.10 Informal Action by Directors or Committee Members. Unless the Articles of Incorporation or these Bylaws provide otherwise, any action required or permitted to be taken at a meeting of the Board of Directors or any committee designated by said board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action taken under this Section is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consent has the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.

Section 3.11 Participation by Electronic Means. Any members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

Section 3.12 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the stockholders or the Board of Directors. If the directors remaining in office constitute less than a quorum of the Board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

If elected by the directors, the director filling the vacancy shall hold office until the next annual stockholders' meeting at which directors are elected. If elected by the stockholders, the director filling the vacancy shall hold office for the unexpired term of his or her predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the stockholders shall hold the office for the unexpired term of the last predecessor elected by the stockholders.

If the vacant office was held by a director elected by a voting group of stockholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the stockholders, and, if one or more of the remaining directors were elected by the same voting group, only such directors so elected by the same voting group are entitled to vote to fill the vacancy if it is filled by the directors.

Section 3.13 Resignation. Any director of the corporation may resign at any time by giving written notice to the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 3.14 Removal. Subject to any limitations contained in the Articles of Incorporation, any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the Colorado Business Corporation Act.

Section 3.15 Committees. By resolution adopted by a majority of the Board of Directors, the directors may designate two or more directors to constitute a committee, any of which shall have such authority in the management of the corporation as the Board of Directors shall designate and as shall be prescribed by or limited by the Colorado Business Corporation Act and Article III of these Bylaws.

Section 3.16 Limitations on Committee Powers. No committee of the Board of Directors, acting without concurrence of the entire Board, shall have power or authority to:

(a) Amend the Certificate of Incorporation or recommend the same to the stockholders;

(b) Adopt an agreement of merger or consolidation or recommend the same to the stockholders;

(c) Recommend to the stockholders the sale, lease, or exchange of all or substantially all of the corporation’s property and assets;

(d) Recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution;

(e) Amend or repeal these Bylaws;

(f) Unless expressly so provided by resolution of the Board of Directors, (i) declare a dividend; or (ii) authorize the issuance of shares of the corporation of any class; and

(g) Amend, alter, or repeal any resolution of the Board of Directors which, by its terms, provides that it shall not be amended, altered or repealed by any committee or, as applicable, a certain committee.

Section 3.17 Committee Rules. Each committee of the Board of Directors may set its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 3.18 Use of Communications Equipment in Conducting Meetings. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 3.19 Compensation. By resolution of the Board of Directors and irrespective of any personal interest of any of the directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and/or Committee, and may be paid a stated salary as director or committee member or a set sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.20 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or committee of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (ii) the director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (iii) the director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer or the meeting before its adjournment or by the corporation promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the Board of Directors or a committee of the board shall not be available to a director who voted in favor of such action.

Section 3.21 Books and Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the corporation.

ARTICLE IV

OFFICERS

Section 4.1 Officers Delineated. The officers of the corporation shall be: Chief Executive Officer, Chief Financial Officer, President, Secretary, and Treasurer, each of whom must be a natural person who is eighteen years or older and shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors or the Chief Executive Officer.

Any number of offices may be held by the same person, except that neither the Chief Executive Officer nor any President shall also hold the office of either Treasurer or Secretary. All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the business and affairs of the corporation as may be provided in these Bylaws, or, to the extent not so provided, as may be prescribed by the Board of Directors or by the Chief Executive Officer.

Section 4.2 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 4.3 Removal. Any officer or agent may be removed by the Board of Directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

An officer may resign at any time by giving written notice of the resignation to the Secretary of the corporation. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

Section 4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.5 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the directors or if the offices of the Chief Executive Officer and Chairman of the Board are separate, the Chairman may delegate such duties to the Chief Executive Officer. The Chairman of the Board shall perform such other duties as are required of him by the Board of Directors and shall have no other duties except such as are delegated to him by the Board of Directors.

Section 4.6 Chief Executive Officer. Subject to the provisions of the Article IV, the Chief Executive Officer of the corporation shall have the general charge of the business and affairs of the corporation and shall oversee the management of the business of the corporation. In the absence of the Chairman of the Board, or if designated to do so by the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and of the directors and shall exercise the other powers and perform the other duties of the Chairman of the Board or designate the executive officers of the corporation by whom such other powers shall be exercised and other duties performed. The Chief Executive Officer shall see to it that all resolutions and orders of the Board of Directors are carried into effect, and the Chief Executive Officer shall have full power of delegation in so doing. The Chief Executive Officer shall have such other powers and perform such other duties as the Board of Directors or these Bylaws may, from time to time, prescribe. The Chief Executive Officer shall have the power to execute any and all instruments and documents on behalf of the corporation and to delegate to any other officer of the corporation the power to execute any and all such instruments and documents.

Section 4.7 Chief Financial Officer. The Chief Financial Officer shall have charge and custody of and be responsible for all funds and securities of the corporation, including primarily responsibility for managing the financial risks of the corporation, financial planning and record-keeping, budget management, cost benefit analysis, forecasting financial needs, monitoring cash flow, analysis of the company's financial strengths and weaknesses and suggestion of plans for improvement, ensure that the company's financial reports are accurate and completed on time, evaluate the cost of projects and advise financial feasibility, oversee banking, investments, liquidity management and create investment strategies.

Section 4.8 President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He or she shall, when present, and in the absence of a Chair of the Board, preside at all meetings of the stockholders and of the Board of Directors. He or she may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President or his or her designees may sell, lease, exchange, or otherwise dispose of any or all of the corporation's property in the usual and regular course of business.

Section 4.9 Vice President. If elected or appointed by the Board of Directors, the Vice President (or in the event there is more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his or her death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

Section 4.10 Secretary. The Secretary shall (a) prepare and maintain as permanent records the minutes of the proceedings of the stockholders and the Board of Directors, a record of all actions taken by the stockholders or Board of Directors without a meeting, a record of all actions taken by a committee of the Board in place of the Board of Directors on behalf of the corporation, and a record of all waivers of notice and meetings of stockholders and of the Board of Directors or any committee thereof, (b) ensure that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (c) serve as custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors, (d) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all stockholders in a form that permits preparation of a list of stockholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each stockholder, unless such a record shall be kept at the office of the corporation's transfer agent or registrar, (e) maintain at the corporation's principal office the originals or copies of the corporation's Articles of Incorporation, Bylaws, minutes of all stockholders' meetings and records of all action taken by stockholders without a meeting for the past three years, all written communications within the past three years to stockholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the corporation's assets and liabilities and results of operations for the last three years, (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent, (g) authenticate records of the corporation, and (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors. Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary. The directors or stockholders may respectively designate a person other than the Secretary or Assistant Secretary to keep the minutes of their respective meetings.

Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

Section 4.11 Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, President or by the Board of Directors.

Section 4.12 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, Chief Executive Officer or the Board of Directors.

Section 4.13 Other Officers, Assistant Officers and Agents. The Board of Directors may also elect or may delegate to the Chief Executive Officer the power to appoint such other officers, assistant officers and agents, as it may at any time or from time to time deem advisable, and any officers, assistant officers and agents so elected or appointed shall have such authority and perform such duties as the Board of Directors, Chief Executive Officer or President may from time to time prescribe.

Section 4.14 Reservation of Authority. All other powers not expressly delegated or provided for herein, or in the Colorado Business Corporation Act to any officer, are expressly reserved to the Board of Directors and may be delegated by it to any officer by resolution adopted from time to time by the Board of Directors.

Section 4.15 Bonds. If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of his or her respective duties and offices.

Section 4.16 Salaries. The salaries of the officers shall be set from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V

WAIVER OF NOTICE

Whenever a notice is required to be given by any provision of law, by these Bylaws, or by the Certificate of Incorporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the sole and express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 6.1 Coverage. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she is or was a director, officer of the corporation (which term shall include any predecessor corporation of the corporation) or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise of any type or kind, domestic or foreign, including service with respect to employee benefit plans (“indemnitee”), whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Colorado Business Corporation Act , as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement or other disposition) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. The right to indemnification conferred in this Bylaw shall be a contract right that vests at the time of such person’s service to or at the request of the corporation and includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within 20 days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the Colorado Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Bylaw or otherwise.

Section 6.2 Claims. To obtain indemnification under this Bylaw, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon such written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (a) if requested by the claimant, by Independent Counsel (as defined below), or (b) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as defined below), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

For purposes of this Bylaw:

“Disinterested Director” means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.

Section 6.3 Enforcement of Claims. If a claim under Section 6.1 of this Bylaw is not paid in full by the corporation within 60 days after a written claim pursuant to Section 6.2 of this Bylaw has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct which makes it permissible under the Colorado Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Colorado Business Corporation Act , nor an actual determination by the corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. If a determination shall have been made pursuant to this Section 6.2 that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.3. The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.3 that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this Bylaw.

Section 6.4 Enforceability. If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6.5 Rights Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the corporation, the Board of Directors or the stockholders of the corporation with respect to a person’s service prior to the date of such termination. No repeal or modification of this Bylaw shall in any way diminish or adversely affect the rights of any current or former director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 6.6 Employees and Agents. Persons who are not covered by the foregoing provisions of this Article VI and who are or were employees or agents of the corporation may be indemnified and may have their expenses paid to the extent and subject to such terms and conditions as may be authorized at any time or from time to time by the Board of Directors or the Chief Executive Officer.

Section 6.7 Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is serving or has served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under this Article VII.

Section 6.8 Notices. Any notice, request or other communication required or permitted to be given to the corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 7.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 7.2 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 7.3 Checks, Drafts etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 7.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII

SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

Section 8.1 Regulation. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

Section 8.2 Shares Without Certificates. Unless otherwise provided by the Articles of Incorporation or these Bylaws, the Board of Directors may authorize the issuance of any of its classes or series of shares without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the corporation.

Within a reasonable time following the issue or transfer of shares without certificates, the corporation shall send the stockholder a complete written statement of the information required on certificates by the Colorado Business Corporation Act.

Section 8.3 Certificates for Shares. If shares of the corporation are represented by certificates, the certificates shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, and shall be signed by an officer of the corporation authorized by these Bylaws or a resolution of the Board of Directors; provided that such signatures may be facsimile. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the State of Colorado, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any stockholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

Section 8.4 Cancellation of Certificates. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

Section 8.5 Consideration for Shares. Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid. The Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed or other securities of the corporation. Future services shall not constitute payment or partial payment for shares of the corporation. The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the corporation unless the note is negotiable, recourse and is secured by collateral, other than the shares being purchased, having a fair market value of at least equal to the principal amount of the note.

Section 8.6 Lost, Stolen or Destroyed Certificates. Any stockholder claiming that his or her certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation or transfer agent not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bend and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

Section 8.7 Transfer of Shares. Subject to the terms of any stockholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his or her duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the Colorado Business Corporation Act.

ARTICLE IX

FISCAL YEAR

The fiscal year of the corporation shall be set by resolution of the Board of Directors.

ARTICLE X

DIVIDENDS AND DISTRIBUTIONS

The Board of Directors shall have full power and discretion pursuant to law, at any regular or special meeting, subject to the provisions of the Articles of Incorporation or the terms of any other corporate document or instrument, to determine what, if any, dividends or distributions shall be declared and paid or made upon or with respect to outstanding shares of the capital stock of the corporation. Dividends may be paid in cash, bonds, property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XI

CORPORATE SEAL

The Board of Directors may authorize the use of a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "CORPORATE SEAL."

ARTICLE XII

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority of the directors present at any meeting of the Board of Directors of the corporation at which a quorum is present when a vote is taken.

ARTICLE XIII

EXECUTIVE COMMITTEE

Section 13.1 Appointment. The Board of Directors by resolution adopted by a majority of all directors in office, may designate two or more of its members to constitute an Executive Committee. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 13.2 Authority. The Executive Committee, when the Board of Directors is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to authorizing distributions, filling vacancies on the Board of Directors, authorizing reacquisition of shares, authorizing and determining rights for shares, amending the Articles of Incorporation, adopting a plan of merger or share exchange, recommending to the stockholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation.

Section 13.3 Tenure and Qualifications. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until his or her successor is designated as a member of the Executive Committee and is elected and qualified.

Section 13.4 Meetings. Regular meetings of the Executive Committee may be held without notice at such time and places as the Executive Committee may set from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

Section 13.5 Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present when a vote is taken.

Section 13.6 Informal Action by Executive Committee. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee entitled to vote with respect to the subject matter thereof.

Section 13.7 Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the Board of Directors.

Section 13.8 Resignations and Removal. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13.9 Procedure. The Executive Committee shall elect a presiding officer from its members and may set its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE XIV

EMERGENCY BYLAWS

The Emergency Bylaws provided in this Article XIV shall be operative during any emergency in the conduct of the business of the corporation resulting from a catastrophic event causing a quorum of directors to be not readily obtained as a result thereof, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the corporation or in the Colorado Business Corporation Act. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

During any such emergency:

(a) A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b) At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

(c) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

(d) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

(e) No officer, director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

(f) These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1 Voting Securities Owned By Corporation. Voting securities in any other entity held by the corporation shall be voted by the Chairman of the Board or the Chief Executive Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with or without general power of substitution.

Section 15.2 General and Special Bank Accounts. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the corporation to whom such power of designation may be delegated by the Board of Directors from time to time. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

Section 15.3 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 15.4 Forum Selection Bylaw. Unless the corporation consents in writing to the selection of an alternative forum, the courts of the State of Oregon (or, in the event that the Oregon state judicial system does not have jurisdiction, the federal district court for the District of Oregon) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the Colorado Business Corporation Act , the Certificate of Incorporation or these Bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine, except as to each of (1) through (4) above, for any claim as to which the court determines that there is an indispensable party not subject to the jurisdiction of the court (and the indispensable party does not consent to the personal jurisdiction of the court within ten days following such determination). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 15.

CERTIFICATE

I hereby certify that the foregoing Bylaws, consisting of forty two (42) pages, including this page, constitute the Bylaws of CUI Global, Inc., adopted by the Board of Directors of the corporation as of December 3, 2018.

   /s/

Matthew M. McKenzie

Corporate Secretary

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